EXHIBIT D
                                                                      ---------
                             LEIDY HUB, INC.
                              BALANCE SHEET
                               (UNAUDITED)

                                       At September 30, 1995
                                       ---------------------
ASSETS
Current Assets:
   Cash                                    $   75,836
   Accounts Receivable                            671
   Prepayments                                  6,063
                                           ----------
Total Current Assets                           82,570
                                           ----------
Property, Plant & Equipment                     3,208
   Less:  Reserve for DDA                      (3,208)
                                           ----------
Property, Plant & Equipment                         -
                                           ----------
Other Assets:
   Investment in Ellisburg-Leidy
    Northeast Hub Co.                         111,457
   Investment in Enerchange                         -
   Other Deferred Debit                         1,875
                                           ----------
Total Other Assets                            113,332
                                           ----------
Total Assets                               $  195,902
                                           ==========

LIABILITIES & STOCKHOLDERS EQUITY
Capital Stock $1 Par:
   Authorized 4,000 shares issued
    and outstanding                        $    4,000
   Paid-in-Capital                          1,038,500
   Retained Earnings                         (817,062)
                                           ----------
Total Stockholders Equity                     225,438
                                           ----------
Current & Accrued Liabilities:
   Notes Payable Assoc. Companies             200,000
   Accounts Payable - Assoc. Companies          4,117
   Federal Income Taxes Payable              (360,393)
   Other Accruals                                 609
                                           ----------
Total Current & Accrued Liabilities          (155,667)
                                           ----------
Accumulated Deferred Income Taxes             126,131
                                           ----------
Total Liabilities & Equity                 $  195,902
                                           ==========